DIREXION FUNDS

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

The Direxion Funds (the “Trust”) hereby adopt this Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).

A.           CLASSES OFFERED

Each series of the Trust may offer Investor Class and Service Class shares.  Each series of the Trust listed in Schedule A (each, a “Fund”) may offer three classes of shares pursuant to this Amended and Restated Multiple Class Plan.

1.           Investor Class.  Investor Class shares are offered for purchase to investors directly from the Trust’s principal underwriter.  Investor Class shares will be sold without any sales charges, but will be subject to a Rule 12b-1 fee and shareholder servicing fee.  As set forth on Schedule A, each Investor Class share may be subject to a Rule 12b-1 and shareholder servicing fee at a specified annual rate of its average daily net assets attributable to Investor Class shares.

2.           Service Class.  Service Class shares are offered for purchase through investment advisers, banks or other authorized intermediaries who have entered into an agreement with the Trust’s principal underwriter.  As set forth on Schedule A, each Service Class share may be subject to a Rule 12b-1 and shareholder servicing fee at a specified annual rate of its average daily net assets attributable to Service Class shares.

3.           Institutional Class.  Institutional Class shares are offered for purchase through investment advisers, banks or other authorized intermediaries who have entered into an agreement with the Trust’s principal underwriter.

B.           EXPENSE ALLOCATIONS OF EACH CLASS

Certain expenses may be attributable to a particular class of shares of a Fund (“Class Expenses”).  Class Expenses are charged directly to the net assets of the particular class and, thus are borne on a pro rata basis by the outstanding shares of that class.

Each class may pay a different amount of the following other expenses: (1) distribution and service fees, (2) transfer agent fees identified as being attributable to a specific class, (3) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a class, (4) Blue Sky registration fees incurred by a specific class of shares, (5) Securities and Exchange Commission registration fees incurred by a specific class of shares, (6) expenses of administrative personnel and services required to support the shareholders of a specific class, (7) trustees’ fees or expenses incurred as a result of issues relating to a specific class of shares, (8) accounting expenses relating solely to a specific class of shares, (9) auditors’ fees, litigation expenses, and legal fees and expenses relating to a specific class of shares, and (10) expenses incurred in connection with shareholders meetings as a result of issues relating to a specific class of shares.

C.           ADDITIONAL INFORMATION

This Multiple Class Plan is qualified by and subject to the terms of the then current prospectus for the applicable classes; provided, however, that none of the terms set forth in any such prospectus shall be inconsistent with the terms of the classes contained in this Plan.  The Trust’s prospectus contains additional information about the Investor Class and Service Class shares and the Trust’s multiple class structure.

Dated:  November 4, 1999
Amended:  August 13, 2008
Amended:  February 11, 2009

Schedule A
to the
Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

Investor Class

The following Funds listed below may be subject to a Rule 12b-1 fee of up to 0.25%:

Evolution Managed Bond Fund
Evolution All Cap Equity Fund
Commodity Trends Strategy Fund
Financial Trends Strategy Fund
Direxion/Wilshire Dynamic Fund

The following Funds listed below may be subject to shareholder servicing fee up to 0.15%

Evolution Managed Bond Fund
Evolution All Cap Equity Fund

The following Funds listed below may be subject to shareholder servicing fee up to 0.25%

Commodity Trends Strategy Fund
Financial Trends Strategy Fund
Direxion/Wilshire Dynamic Fund

Service Class

The following Funds listed below may be subject to a Rule 12b-1 fee of up to 1.00%:

Evolution Managed Bond Fund
Evolution All Cap Equity Fund

The following Funds listed below may be subject to a Rule 12b-1 fee of up to 0.75%

Commodity Trends Strategy Fund
Financial Trends Strategy Fund
Direxion/Wilshire Dynamic Fund

The following Funds listed below may be subject to shareholder servicing fee up to 0.15%

Evolution Managed Bond Fund
Evolution All Cap Equity Fund

The following Funds listed below may be subject to shareholder servicing fee up to 0.25%

Commodity Trends Strategy Fund
Financial Trends Strategy Fund
Direxion/Wilshire Dynamic Fund

Insitutional Class

The following Funds listed below may be subject to a Rule 12b-1 fee and shareholder servicing fee of up to 0.00%:

Financial Trends Strategy Fund
Direxion/Wilshire Dynamic Fund
Commodity Trends Strategy Fund

Dated:  August 13, 2008
Amended:  February 11, 2009